PAN ASIA MINING CORP.

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April 3, 2001

Mr. James Poe
Room 803
Tung Hip Commercial Bldg.
248 Voeuz Road
Hong Kong

Dear Sirs:

Re:     Pan ASIA MINING CORP. (the "Company")
        Loan

This is to confirm our agreement pursuant to which James Poe has agreed to loan the Company an aggregate of 5,000,000 common shares, at a deemed price of $0.10 per share, for one year, plus interest at the rate of prime +5. It is agreed that such shares will be held in trust and sold privately to further fund the 701 Mine development.

In consideration for this loan, the Company has agreed to issue, 1,000,000 fully paid and non-assessable common shares of the Company, at a deemed price of $0.10 per share (the "Bonus Shares").

The issuance of Bonus Shares are subject to the approval of the Canadian Venture Exchange and further to the approval of the board of directors, and the Company hereby undertakes to use its best efforts to obtain such approval as soon as possible.

This agreement may be signed in as many Counterparts as may be necessary, each of which so signed shall be deemed to be an original (and each signed copy sent by electronic facsimile transmission shall be deemed to be an original), and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear the date as set forth above.

if the above accurately reflects our agreement, please indicate your acceptance of these terms by executing this letter in the space provided and returning it to the Company.

Yours truly,

PAN ASIA MINING CORP.
Per:


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George LaForme, Director

                              Accepted and Agreed to this 3rd day of April, 2001

                              /s/  James Poe
                              ----------------------------
                              JAMES POE
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                  2656 FINCH HILL, WEST VANCOUVER, BC, V7S 3H1
     TELEPHONE: (604) 608-6686 TOLL FREE:1-888-323-8833 FAX: (604) 608-6687


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